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                                                                    EXHIBIT (d)

                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                           New York, New York  10022


                                                     June 17, 1996


Kmart Corporation
Kmart Financing I
c/o Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan  48084

Ladies and Gentlemen:

     We have acted as special counsel to (1) Kmart Financing I (the "Trust"), a statutory business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sec. 3801, et seq.) (the "Delaware Trust Act"), and (2) Kmart Corporation ("Kmart"), a corporation organized under the laws of the State of Michigan, in connection with the preparation of a Registration Statement on Form S-3 (No. 33-64905) filed with the Securities and Exchange Commission (the "Commission") on December 11, 1995 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on February 16, 1996, Amendment No. 2 thereto filed with the Commission on March 14, 1996 and Amendment No. 3 thereto filed with the Commission on March 22, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the public offering of 17,400,000 of the Trust's 7 3/4% trust convertible preferred securities (liquidation amount of $50 per trust convertible preferred security) (the "Firm Preferred Securities") and certain other securities, plus an option granted by Kmart and the Trust to the U.S. Underwriters (as hereinafter defined) to purchase up to an additional 2,600,000 7 3/4% trust convertible preferred securities (the "Additional Preferred Securities") to cover over-allotments. The Firm Preferred Securities and the Additional Preferred Securities are collectively referred to herein as the "Preferred Securities".

     The Preferred Securities are being issued pursuant to the Amended and Restated Declaration of Trust, dated as of June 6, 1996 (the "Declaration"), among Kmart, as sponsor, The Bank of New York, as the institutional trustee (in such capacity, the "Institutional Trustee"), The Bank of New York (Delaware), as



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Kmart Corporation
Kmart Financing I
June 17, 1996
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 Delaware trustee (the "Delaware Trustee"), and Marvin P. Rich, Martin E.
Welch III and Michael J. Viola, as regular trustees (together, the "Regular Trustees").

     The Preferred Securities are guaranteed by Kmart with respect to distributions and payments upon liquidation and redemption pursuant to and to the extent set forth in the Preferred Securities Guarantee Agreement, dated as of June 17, 1996 (the "Preferred Securities Guarantee Agreement"), between Kmart and The Bank of New York, as guarantee trustee (in such capacity, the "Guarantee Trustee").

     In connection with the issuance of the Preferred Securities, the Trust is also issuing 618,557 of its common securities (liquidation amount of $50 per common security)(the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), representing common undivided beneficial interests in the assets of the Trust.

     The entire proceeds from the sale of the Trust Securities are to be used by the Trust to purchase $1,030,927,850 principal amount of 7 3/4% convertible junior subordinated debentures (the "Junior Subordinated Debt Securities") being issued by Kmart. The Junior Subordinated Debt Securities are being issued pursuant to an indenture, dated as of June 6, 1996, between Kmart and The Bank of New York, as indenture trustee (in such capacity, the "Indenture Trustee"), as supplemented by a First Supplemental Indenture, dated as of June 6, 1996 (such indenture, as so supplemented, being hereinafter referred to as the "Indenture").

     This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the certificate of trust of the Trust, dated February 16, 1996 (the "Certificate of Trust"), as filed with the Secretary of State of the State of Delaware; (iii) the Declaration (including the designations of the terms of the Pre-




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Kmart Corporation
Kmart Financing I
June 17, 1996
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ferred Securities annexed thereto); (iv) the form of the Preferred
Securities and a specimen certificate thereof; (v) the Preferred Securities Guarantee Agreement; (vi) the Indenture; (vii) the form of the Junior Subordinated Debt Securities and a specimen thereof; and (viii) the Underwriting Agreement, dated June 6, 1996 (the "Underwriting Agreement"), among Kmart, the several U.S. Underwriters named in Schedule I thereto and the
several International Underwriters named in Schedule II thereto.   We have also
examined originals or copies, certified or otherwise identified to our satisfaction, of such other records of Kmart and the Trust and such agreements, certificates or receipts of public officials, certificates of officers or representatives of Kmart and the Trust, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that, except to the extent set forth in paragraphs 2 and 3 below, such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of Kmart, the Trust, the Delaware Trustee, the Institutional Trustee, the Guarantee Trustee, the Regular Trustees and others.

     Members of our firm are admitted to the Bar in the States of Delaware and New York, and we do not express any opinion as to the laws of any other jurisdiction. We have assumed that no other law would affect any of the conclusions set forth herein.

     Based upon and subject to the foregoing, we are of the opinion that:




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Kmart Corporation
Kmart Financing I
June 17, 1996
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     1 .  The Preferred Securities have been duly authorized by the Declaration and, subject to the qualification set forth below, when executed by the Trust and authenticated by the Institutional Trustee in accordance with the Declaration and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; and the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Preferred Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and the issuance of replacement Preferred Securities, and
(ii) provide security and indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration.

     2 . The Preferred Securities Guarantee Agreement is a valid and binding agreement of Kmart, enforceable against Kmart in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     3 . When executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust, the Junior Subordinated Debt Securities will be valid and binding obligations of Kmart, enforceable against Kmart in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K of the Registrants. In giving this consent, we do not thereby admit that we are within the category of persons

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Kmart Corporation
Kmart Financing I
June 17, 1996
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whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or in applicable law.


                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate, Meagher & Flom